SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MAY 28, 2014

PRIVILEGED WORLD TRAVEL CLUB, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-54732	45-5312769
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification Number)

1 Blackfield Drive, Tiburon, CA 94920
(Address of Principal Executive Offices and Zip Code)

(415) 888-2478
(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR

240.14d-2(b))

      .

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR

240.13e-4(c))

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.01(a)

Changes in Registrant’s Certifying Accountant.

On May 28, 2014, the Company dismissed Cutler & Co., LLC as its independent principal accountant to audit the Company’s financial statements. The Company reported its retention of Cutler & Co., LLC on Form 8-K filed on March 12, 2014. From the date of retention to the date of dismissal, Cutler & Co., LLC did not issue any report on the Company’s financial statements which contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles.

The decision to change accountants was recommended or approved by the Company’s Board of Directors.

From the date of retention to the date of dismissal, there were no disagreements with Cutler & Co., LLC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Cutler & Co., LLC, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

During our two most recent fiscal years and through the date of this report on Form 8-K, there have been no reportable events as defined under Item 304(a)(1)(v) of Regulation S-K adopted by the SEC.

The Company provided Cutler & Co., LLC with a copy of this disclosure before its filing with the SEC. We requested that Cutler & Co., LLC, provide us with a letter addressed to the SEC stating whether or not it agrees with the above statements, and we received a letter from Cutler & Co., LLC, stating that it does agree with the above statements. A copy of such letter, dated as of July 3, 2014 is filed as Exhibit 16.1 to this report.

Section 9 - Financial Statements and Exhibits

Item 9.01

Financial Statements and Exhibits.

Exhibit Index:

Exhibit Number	Description
EX – 16.1	Auditor Letter dated July 3, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIVILEGED WORLD TRAVEL CLUB, INC. (Registrant)

Date: July 3, 2014

/s/ Gregory Lykiardopoulos

Gregory Lykiardopoulos

Chief Executive Officer

(Principal Executive Officer)